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                                                                     Exhibit 99A

                          CONSENT OF DIRECTOR NOMINEE

To Macklowe Properties, Inc.:

    Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of Macklowe Properties, Inc. (the "Company") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a director of the Company subsequent to the closing of the Company's initial public offering.

Dated: May 14, 1998

                                          /s/ JAY CHIAT
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                                          Jay Chiat
                                          Director Nominee